Exhibit 31.2

CERTIFICATION

I, Thomas J. Hollister, Chief Operating Officer and Chief Financial Officer of Global GP LLC, the general partner of Global Partners LP, certify that:

1.               I have reviewed this quarterly report on Form 10-Q/A for the period ended September 30, 2010 of Global Partners LP;

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: January 20, 2011	By	/s/ Thomas J. Hollister
Thomas J. Hollister
Chief Operating Officer and Chief Financial Officer
of Global GP LLC, general partner
of Global Partners LP